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                                                           Exhibit 15
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                                    August 4, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



        RE:   Unit Corporation
              Registration on Form S-8



We are aware that our report dated July 28, 1997 on our review of interim financial information of Unit Corporation for the three and six month periods ended June 30, 1997 and 1997 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323 and 33-53542). Pursuant to Rule 436(c) under the
Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



              COOPERS & LYBRAND L. L. P.